Exhibit 10.1

FIRST SECURITY GROUP, INC.

4/21/2011

To the Board of Directors of FSGBank, N.A.,
        and First Security Group, Inc.

I have decided to resign from my positions at FSGBank and First Security Group, Inc. effective 9:00 a.m. today.  My resignation is in accordance with the attached agreement that my attorney has negotiated with counsel for the Bank and Holding Company.  I send to all of you and the Company and the Bank my best wishes and good luck to you all.

Sincerely,

Rodger B. Holley

Rodger B. Holley	Post Office Box 11247
Chairman/CEO/President	Chattanooga, Tennessee 37401